Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-121125) of Pediatrix Medical Group, Inc. of our report dated June 24, 2005 relating to the financial statements of Pediatrix Medical Group of Puerto Rico Thrift and Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
June 28, 2005

13